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                                 EXHIBIT (p)(4)
               Code of Ethics of AXA Investment Managers GS Ltd.

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                                     [LOGO]

                                 CODE OF ETHICS
                                       OF
                       AXA INVESTMENT MANAGERS GS LIMITED

                          EFFECTIVE FROM MARCH 1, 2000

PART 1 - INTRODUCTION

PURPOSE
As an investment manager and adviser, AXA Investment Managers GS Ltd ("AXA IM GS") and its employees have fiduciary obligations to place the interests of clients before their own. AXA IM GS and its employees are also subject to the securities laws and regulatory requirements of the countries where it operates. AXA Investment Managers ("AXA IM") expects its employees to adhere to high ethical standards as well as to all applicable legal requirements.

This code of ethics has been adopted by the board of AXA IM GS, to take effect from March 1, 2000, to secure these objectives and to fulfil its obligations under the amended Rule 17j-1 which became effective, subject to transitional provisions, on October 29, 1999.

RULE 17j-1
AXA IM GS is registered as an investment adviser with the US Securities and Exchange Commission ("SEC"), and serves as investment adviser or sub-adviser to US registered investment companies ("FUNDS").

As an investment adviser to US registered investment companies, AXA IM GS is subject to Rule 17j-1 under the US Investment Company Act of 1940 ("THE
1940 ACT"), which addresses the conflicts of interest that arise from personal trading activities of investment personnel. This in part requires each investment adviser of a Fund to adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in the following unlawful actions in relation to the purchase or sale, directly or indirectly, of a Security Held or to be Acquired by the Fund:
     (1) To employ any device, scheme or artifice to defraud the Fund;
     (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;
     (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or
     (4) To engage in any manipulative practice with respect to the Fund.

For this purpose, a SECURITY HELD OR TO BE ACQUIRED by a Fund means any Covered Security which, within the most recent 15 days (A) is or has been held by the Fund; or
(B) is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security as described above.

The board of directors of a Fund, including a majority of independent directors, must approve the code of ethics of each investment adviser, and any material changes within 6 months of adoption, having first received certification from the investment adviser that it has adopted procedures reasonably necessary to prevent Access persons form violating its code.


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PART 2 - SCOPE

APPLICATION TO ACCESS PERSONNEL

THIS CODE OF ETHICS APPLIES TO ALL AXA INVESTMENT MANAGERS ("AXA IM") GROUP PERSONNEL WHO ARE DESIGNATED AS ACCESS PERSONS BECAUSE OF THE ACTIVITIES WHICH THEY UNDERTAKE FOR AXA IM GS.

Applying the definition in Rule 17j-1, AXA IM GS regards the following categories of person are regarded as ACCESS PERSONS:
-    Directors of AXA IM GS;
- INVESTMENT PERSONNEL, being Employees who, in connection with their regular duties, make, participate in or obtain information regarding the purchase or sale of investments, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

COVERED SECURITIES

The definition of COVERED SECURITIES in rule 17j-1 and section 2(a)(36) of the 1940 Act is broadly drawn, and for the purposes of this code includes any financial investment or security, including derivatives, except:
-    Sovereign government bonds;
-    Bank cash accounts;
-    Open-ended investment funds.

DIRECT AND INDIRECT INTERESTS

The personal trading provisions of this code apply to any Covered Securities in which an Access Person has a DIRECT OR INDIRECT INTEREST, which for the purposes of this code includes:
- The Access Person and his/her immediate family, comprising any current spouse or cohabitation partner, and minor children residing with the Access Person;
-    Any personal or family trust of which any of the above is a beneficiary;
- Any company of which the Access Person, together with his/her immediate family, directly or indirectly controls 10% or more of the share capital;
- Any trust, charity or company of which the Access Person is a trustee/ director, unless the trustees/directors have appointed external investment advisers and do not themselves take investment decisions.


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PART 3 - CODE

GENERAL REQUIREMENTS

You must:
-    place the interests of clients before your own;
- conduct all personal securities transactions in a manner that avoids any actual or potential conflict of interest, or any abuse of your position of responsibility or trust;
- comply with all applicable legal and regulatory requirements, including those relating to insider trading;
-    respect the confidentiality of clients' affairs;
- seek advice from a Compliance Officer if you are in doubt about your compliance obligations.

You must not:
-    take inappropriate advantage of your position;
-    solicit any gifts or hospitality from any third party;
-    accept any gift of more than de minimis value from any third party;
- accept any business hospitality, the nature or cost of which is unreasonable, having regard to market practice and the importance of preserving the good reputation of AXA IM;
- mislead a client by making any untrue statement of a material fact or by omitting to state a material fact;
-    engage in any other act or practice which would defraud a client;
- serve on the board of directors of a publicly traded company without written approval on behalf of the board of directors of AXA IM GS

PRE-CLEARANCE REQUIREMENTS

You must obtain prior written clearance from a Compliance Officer before purchasing or selling any Covered Security whatsoever, including particularly any initial public offering or private placement.

This pre-clearance requirement does not apply to non-volitional transactions (for example pursuant to a dividend reinvestment plan or the exercise of pro-rata issued rights), or to AXA or AXA IM shares or options acquired as remuneration or under a company investment plan.

Compliance Officers will approve or refuse requests for clearance in accordance with AXA IM personal dealing procedures currently in force, which are designed to ensure compliance with US and local regulatory requirements. Where written approval is given this will be valid for a specified period of time. The decision of a Compliance Officer is final and Compliance Officers are not required to give any reason where a request is refused.


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     REPORTING REQUIREMENTS
     YOU MUST SUBMIT THE FOLLOWING REPORTS

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REPORT                             CONTENT                                 TIMING
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
Initial holdings report            -  Title, number of shares and          -  First report due by January 30,
                                      principal amount of all                 2001, or for new Access
                                      Covered Securities in which a           Persons no later than 10 days
                                      direct or indirect beneficial           after becoming an Access
                                      interest is held.                       Person.
                                   -  Name of any broker, dealer or
                                      bank at which a securities
                                      account is held.
                                   -  Date report submitted.
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Quarterly transaction reports      -  Transaction date.                    -  To be submitted no later than
                                   -  Security.                               10 days after the end of a
                                   -  Principal amount of security.           calendar quarter.
                                   -  Nature (eg purchase or sale).        -  Nil returns are required.
                                   -  Price                                -  First report due by April 10, 2001.
                                   -  Name of broker.                      -  AXA IM GS requires this
                                   -  Date report submitted.                  report to be made in addition to
                                                                              any confirmations of individual
                                                                              transactions made at the time of
                                                                              trading.
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Annual holdings report             -  Title, number of shares and          -  Holdings as at December 31 to
                                      principal amount of all                 be submitted no later than the
                                      Covered Securities in which a           following January 30.
                                      direct or indirect beneficial        -  First report as at December 31,
                                      interest is held.                       2000 due by January 30, 2001.
                                   -  Name of any broker, dealer or
                                      bank at which a securities
                                      account is held.
                                   -  Date report submitted.
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Annual verification                Annual certification that you           -  To be submitted annually no
                                   have:                                      later than January 30.
                                   -  Read and understood this             -  First certificate due by January
                                      code and that you are subject           30, 2001.
                                      to it;
                                   -  Complied with its provisions;
                                   -  Reported all holdings and
                                      transactions required to be
                                      reported.
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


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PART 4 - VIOLATION AND SANCTIONS

THE VIOLATION OF ANY PROVISION OF THIS CODE BY A PERSON SUBJECT TO IT IS A SERIOUS MATTER, WHICH COULD INVOLVE THAT PERSON ALSO BEING IN VIOLATION OF FIDUCIARY OBLIGATIONS, US FEDERAL AND DOMESTIC SECURITIES LAWS OR OTHER LEGAL OR REGULATORY REQUIREMENTS.

Any person suspecting a breach of this code should report this suspicion immediately to the Compliance Officer.

Any Access Person reasonably believed to have violated this code is subject to the imposition of any lawful sanction deemed appropriate by his/her management or by the directors of AXA IM GS, including censure, suspension, termination of employment and disgorgement of any profits made or losses avoided by reason of that violation.

The Compliance officer will submit reports to the quarterly meetings of the board of directors of AXA IM GS identifying all material violations of this code, and any sanctions imposed.


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